                                                                    Exhibit 15-B

Board of Directors
National Steel Corporation

We are aware of the incorporation by reference in the following Registration
Statements:

      Form S-8, No. 33-51991, pertaining to the 1994 and 1995 Stock Grants to Union Employees,
      Form S-8, No. 33-51081, pertaining to the 1993 National Steel Corporation Long-Term Incentive Plan,
      Form S-8, No. 33-51083, pertaining to the 1993 National Steel Corporation Non-Employee Director's Stock Option Plan, and
      Form S-8, No. 33-51087, pertaining to the National Steel Retirement Savings Plan and National Steel Represented Employee Retirement Savings Plan,

of our report dated November 12, 2001 relating to the unaudited consolidated interim financial statements of National Steel Corporation and subsidiaries that are included in its Form 10-Q for the quarter ended September 30, 2001.


                                              Ernst & Young LLP

Indianapolis, Indiana
November 12, 2001